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                                                                      EXHIBIT 12

Apogent Technologies Inc.
Computation of Ratio of Earnings to Fixed Charges
June 30, 2002

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                                                                                                         Nine Months
                                                   Fiscal Year Ended September 30,                          Ended
                                  ---------------------------------------------------------------------    June 30,
                                      1997         1998          1999         2000         2001              2002
                                   ----------   ----------    ----------   ----------   ----------        ----------
Fixed Charges:
  Interest expense                   24,999       33,772        40,073       48,684       48,698             30,804
  Deferred financing                    152          151           224          533          563              2,680
  1/3 Rental expense                  1,076        1,343         2,235        3,145        3,751              3,410
                                  ------------------------------------------------------------------      ----------
                                     26,227       35,266        42,532       52,362       53,012             36,894
Earnings:
  Pre tax income from
   continuing operations             73,996       86,836       127,392      144,325      180,739            155,945
Add: Fixed charges                   26,227       35,266        42,532       52,362       53,012             36,894
Earnings                             100,223      122,102       169,924      196,687      233,751            192,839

Ratio of Earnings
 to Fixed Charges                       3.8          3.5           4.0          3.8          4.4                5.2
                                  ==================================================================      ==========



Rental Expense                        3,229        4,028         6,704        9,434       11,253             10,230
                                  ==================================================================      ==========
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